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                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


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                                       FORM 8-K

                                    Current Report


                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF THE REPORT (DATE OF EARLIEST EVENT REPORTED) : SEPTEMBER 22, 1998



                              THE KROLL-O'GARA COMPANY
               (Exact name of registrant as specified in its charter)





             Ohio                     000-21629             31-1470817
(State or other jurisdiction of      (Commission         (I.R.S. Employer
        Incorporation)               file number)       Identification No.)


                                  9113 LeSaint Drive
                                Fairfield, Ohio 45014
                                    (513) 874-2112


(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


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                       INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6, 7, 8 and 9 are not applicable and are omitted from this Current Report.


ITEM 5.        OTHER INFORMATION.

     On September 22, 1998, The Kroll-O'Gara Company (the "Company") completed the acquisition of all of the assets and technology of Protec S.A. ("Protec") of Bogota, Colombia. Protec is a leading manufacturer of armored vehicles and bullet-and smash-resistant glass in Colombia. The purchase price was approximately $4.1 million, $3.2 of which was cash and $0.9 of which was Company Common Stock. The Company's Colombian armoring operations will operate as O'Gara-Hess & Eisenhardt de Colombia.


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                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATE:     OCTOBER 9, 1998               THE KROLL-O'GARA COMPANY




                                        By   /s/Nicholas P. Carpinello
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                                             Nicholas P. Carpinello
                                             Controller and Treasurer


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